                                                                   EXHIBIT 10.23


                                                                    Wyndham Form


                           ASSET MANAGEMENT AGREEMENT


                                  MAY 21,1996


                                    between


                           WYNDHAM HOTEL CORPORATION


                                      and


                          PLAYHOUSE SQUARE HOTEL L.P.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1
                           ENGAGEMENT OF ASSET MANAGER

Section  1.1     General Engagement . . . . . . . . . . . . . . . . . . . . .  1

                                    ARTICLE 2
                              ASSET MANAGER DUTIES

Section  2.1     Business Plans . . . . . . . . . . . . . . . . . . . . . . .  1
Section  2.2     Asset and Entity Services  . . . . . . . . . . . . . . . . .  2
Section  2.3     Disposition Services . . . . . . . . . . . . . . . . . . . .  4
Section  2.4     Legal Services . . . . . . . . . . . . . . . . . . . . . . .  4
Section  2.5     Retention of Third Parties . . . . . . . . . . . . . . . . .  4
Section  2.6     Books, Records and Reports . . . . . . . . . . . . . . . . .  5
Section  2.7     Payment of Costs and Expenses  . . . . . . . . . . . . . . .  5
Section  2.8     Insufficiency of Asset Revenues  . . . . . . . . . . . . . .  6

                                    ARTICLE 3
                                 OWNER'S DUTIES

Section  3.1     Information and Cooperation  . . . . . . . . . . . . . . . .  6
Section  3.2     Approval Policy  . . . . . . . . . . . . . . . . . . . . . .  6
Section  3.3     Funding  . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                    ARTICLE 4
                                  COMPENSATION

Section  4.1     Asset Management Fee . . . . . . . . . . . . . . . . . . . .  6
Section  4.2     Reimbursable Expenses  . . . . . . . . . . . . . . . . . . .  7
Section  4.3     Additional Services  . . . . . . . . . . . . . . . . . . . .  7
Section  4.4     Emergency Expenditures . . . . . . . . . . . . . . . . . . .  7

                                    ARTICLE 5
                     LIABILITY INSURANCE AND RISK ALLOCATION

Section  5.1     Fidelity Bond  . . . . . . . . . . . . . . . . . . . . . . .  7
Section  5.2     Liability Insurance  . . . . . . . . . . . . . . . . . . . .  7
Section  5.3     Evidence of Insurance  . . . . . . . . . . . . . . . . . . .  8
Section  5.4     Mutual Waiver of Subrogation . . . . . . . . . . . . . . . .  8
Section  5.5     Indemnification  . . . . . . . . . . . . . . . . . . . . . .  8

                                    ARTICLE 6
                                      TERM

Section  6.1     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section  6.2     Duties on Termination or Expiration  . . . . . . . . . . . .  9

                                    ARTICLE 7
                                  MISCELLANEOUS

Section  7.1     Assignment; Change of Ownership Interest . . . . . . . . . . 10
Section  7.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section  7.3     Number: Gender; Captions; and References . . . . . . . . . . 11
Section  7.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . 11
Section  7.5     No Waiver of Default . . . . . . . . . . . . . . . . . . . . 11
Section  7.6     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 11
Section  7.7     Competition  . . . . . . . . . . . . . . . . . . . . . . . . 12
Section  7.8     Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 12
Section  7.9     Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . 12
Section  7.10    Relationship of the Parties  . . . . . . . . . . . . . . . . 12
Section  7.11    Representations and Warranties . . . . . . . . . . . . . . . 12
Section  7.12    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . 13
Section  7.13    Liability of Owner . . . . . . . . . . . . . . . . . . . . . 13
Section  7.14    Liability of Asset Manager . . . . . . . . . . . . . . . . . 13
Section  7.15    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 13

                             LIST OF DEFINED TERMS

                                                                        Page No.
                                                                        --------
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Asset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Asset Management Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Asset Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Business Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Disposition Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Hotel Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  2
Hotel Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Owner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Property Managers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Refinancing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                           ASSET MANAGEMENT AGREEMENT

         THIS ASSET MANAGEMENT AGREEMENT (the "Agreement"), is entered into by PLAYHOUSE SQUARE HOTEL L.P., a Texas limited partnership (the "Owner"), and WYNDHAM HOTEL CORPORATION, a Delaware corporation (the "Asset Manager"), effective as of May 21, 1996 (the "Effective Date").

                                    RECITAL

Wyndham Hotel Company LTD, a Texas limited partnership, has been providing certain asset and entity management services for Owner. Pursuant to that certain Formation Agreement dated as of March 10, 1996, the assets and operations of Wyndham Hotel Company LTD will be "rolled-up", together with other assets, into Asset Manager or its subsidiaries. Owner and Asset Manager desire to evidence and formalize their agreements with respect to entity and asset management services.

                                   ARTICLE 1
                          ENGAGEMENT OF ASSET MANAGER

         Section 1.1 GENERAL ENGAGEMENT. Owner engages Asset Manager as an independent contractor to provide certain services described in this Agreement relating to (i) the administration of certain aspects of Owner's legal entity and the legal entities (whether partnerships, corporations or other business associations) that comprise Owner (the "ENTITIES" and each an "ENTITY"); and
(ii) the acquisition, financing, administration, supervision and disposition of the assets described in Schedule I (the "ASSETS" and each an "ASSET"). Additional Assets may be brought within the scope of this Agreement by a supplement to Schedule I signed by the parties. Owner may from time to time expand or reduce the scope of services to be provided hereunder and either party, upon request of the other shall execute a schedule that properly evidences the scope of services then being provided hereunder. The Asset Manager shall in good faith provide the services set forth in this Agreement in accordance with normal and prudent practices in the hotel real estate industry and shall have the authority to take all actions necessary or appropriate to fulfill its obligations.


                                   ARTICLE 2
                              ASSET MANAGER DUTIES

    Section 2.1  BUSINESS PLANS.

         (1) INITIAL BUSINESS PLAN. Pursuant to the terms of a separate agreement (the "HOTEL MANAGEMENT AGREEMENT"), Owner has engaged Wyndham Management Corporation, a wholly owned subsidiary of Asset Manager (the "HOTEL MANAGER") to operate and manage the Assets. The Hotel Management Agreement provides for Owner and Hotel Manager to agree on an annual budget and capital plan for the operation, management and maintenance of the Assets. In addition, Owner determines an annual business plan for the Assets and Entities. In the event that the initial business plan for the Assets and Entities has not yet been prepared by Owner, Asset Manager shall cooperate with Hotel Manager to provide all services requested by Owner that are within the scope of this Agreement to administer, preserve, protect and maintain the Assets and Entities until the initial business plan is prepared and approved by or on behalf of Owner.

         (2) REVISIONS TO BUSINESS PLANS. To the extent requested by Owner, Asset Manager shall cooperate with Owner and Hotel Manager in the preparation of a revised business plan for the following year, and Owner and Asset Manager shall cooperate so as to have a revised business plan approved by Owner (in its sole discretion) by April 30 of the operating year to which it relates. After approval by Owner, the revised plan shall be a "Business Plan" hereunder.

    Section 2.2 ASSET AND ENTITY SERVICES. The Asset Manager will provide the following services (subject to expansion or reduction provided in Section 1.1 above) with regard to the Assets and Entities:

    (1) ACCOUNTING SERVICES. Coordinate with Hotel Manager to (i) perform all normal and customary accounting functions for Owner's legal entity and for all entities that comprise Owner's legal entity and maintain all necessary books and records in connection therewith; and (ii) monitor the actual monthly income and expenses of the Assets and Entities, collect revenues and pay operating expenses, compare actual results to the relevant operating budgets, and report to Owner.

    (2) RISK MANAGEMENT SERVICES. Assist Owner in review of the insurable risks of each Asset and the determination of levels of insurance coverage; develop, administer and implement a risk management program for the Assets in accordance with the requirements set forth in any loan documents or other legal documents that are binding against the Assets or Entities and are provided by Owner to Asset Manager; procure insurance coverage in accordance with Owner's instructions; and subject to Owner's guidelines and approval, oversee the investigation and resolution of all casualty and liability claims brought by or against the Assets or Entities.

    (3) TAX SERVICES. Prepare all state and federal income tax returns for Owner and, to the extent requested by Owner, for those constituent ownership entities that comprise Owner; review existing assessed valuations of Assets for ad valorem tax purposes and implement appropriate plans to reduce assessed valuations, where appropriate; coordinate with Hotel Manager all sales tax filings and state unemployment tax filings; and coordinate with Owner and Hotel Manager and oversee any challenges, disputes and audits of any income, sales or unemployment taxes.

    (4) CONSTRUCTION MANAGEMENT SERVICES. Upon Owner's request and in accordance with Owner's direction and guidelines, Asset Manager shall supervise the performance of all renovation, improvement, repair, and other construction work with regard to the Assets and shall, as Owner's agent, engage such architects, engineers, contractors, managers, and other parties as may be necessary to accomplish the same.

    (5) REPAIR, MAINTENANCE, AND ALTERATION REVIEW. Inspection of the Assets and, in accordance with the Business Plan and at Owner's request, implementation of any alterations, construction, redemption, renovation, or repairs that are necessary or desirable to preserve, maintain, or enhance the value of the Assets.

    (6) REGULATORY COMPLIANCE REVIEW. Assist Owner (if requested) in (a) reviewing Assets to assure compliance with applicable governmental regulations (including environmental regulations and the Americans With Disabilities Act);
(b) subject to Owner's budgetary constraints, implementing a program to bring any non-complying Assets into compliance with applicable regulations; and (c) implementing a program to monitor continuing compliance with governmental regulations.

    (7) FINANCING SERVICES. From time to time, if requested by Owner, Asset Manager shall act as Owner's agent in financing or refinancing indebtedness with respect to the Assets. Asset Manager shall:

         (a) monitor existing financing;

         (b) negotiate and finalize existing financing renewals as required;

         (c) monitor and negotiate any equity partner requirements on behalf of Owner;

         (d) negotiate any required refinancing of Assets; and

         (e) negotiate any required restructuring/workout of existing financing (debt or equity).

    Although Asset Manager shall make recommendations to Owner concerning terms and conditions of any financing or refinancing and the lender(s) to provide the same and shall negotiate the terms thereof and shall assist in consummating the transactions, Owner shall have the sole authority to execute the requisite agreements therefor.

    Section 2.3 DISPOSITION SERVICES. Upon Owner's request and in accordance with Owner's direction and guidelines, Asset Manager shall act as Owner's agent in the disposition of any Assets in accordance with the terms and provisions contemplated by the Business Plan. Asset Manager shall be primarily responsible for negotiating disposition agreements and for consummating approved dispositions within Owner's guidelines, but Owner shall have the sole authority to approve the final terms of such dispositions and to execute agreements therefor.

    Section 2.4 LEGAL SERVICES. Asset Manager is authorized to engage attorneys and other advisors (including, without limitation, Asset Manager's in-house legal staff) as necessary to provide legal services in connection with the day-to-day operation of the Assets and Entities, including enforcement of contracts; review of contracts, leases, and other documents; maintenance of the Entities; and implementing and defending legal actions. Notwithstanding the foregoing, except for insured litigation, Asset Manager shall be entitled to make recommendations to Owner regarding the initiation or defense of litigation affecting the Assets and/or the Entities, but Owner shall have the sole authority to control and direct such litigation.

    Section 2.5 RETENTION OF THIRD PARTIES. Asset Manager is authorized and empowered, as Owner's agent but subject to the terms and restrictions of this Agreement, to engage and enter into contracts with third parties to provide the services referred to in this Article 2, and may delegate performance of its duties to third parties, including the Hotel Manager. Such contracts shall be on such terms as Asset Manager approves, provided the same are in compliance with the Business Plan. Without limiting the generality of the foregoing, the services of third parties which may be engaged include property management services, ad valorem tax services, brokerage services, surveyors, title services, data processing services, construction management services, marketing and market study services, engineering services, environmental consulting services, legal services and architectural services. Asset Manager shall not engage or enter into a contract with an Affiliate (defined below) unless the compensation payable to the Affiliate for such services does not exceed that which would be payable to a comparably qualified third party service provider that is not affiliated with Asset Manager. For the purposes of this Agreement, an "Affiliate" of any person shall mean any other person that is directly or indirectly controlling, controlled by, or under common control with that person, where the term "control" means the possession, directly or indirectly, of the actual power to direct the affairs of the controlled person.

    Section 2.6 BOOKS, RECORDS AND REPORTS.

         (1) BOOKS AND RECORDS. Asset Manager shall maintain at its principal place of business, or at such other location as it may reasonably designate, a complete and accurate set of files, books and records of all business activities and operations conducted by Asset Manager with respect to the Assets. All financial records shall be kept in accordance with sound accounting principles and practices, with such modifications as Owner may request or approve. During the Term (defined below) and during the one (1) year period following the expiration or termination of this Agreement, Owner and its duly authorized agents may, at reasonable times, examine, inspect, audit, and copy Asset Manager's books, records, files, and reports pertaining to the Assets.

         (2) MONTHLY REPORTS. Asset Manager shall make available to Owner, within 20 days after the end of each calendar month, reports detailing the operations of the Assets which shall be in the format specified in Schedule 2.6(b).

         (3) QUARTERLY REPORTS. Asset Manager shall make available to Owner, within 45 days after the end of each calendar quarter, reports detailing the operations of the Assets which shall be in the format specified in Schedule 2.6(c).

         (4) ANNUAL REPORTS. Asset Manager shall, within ninety (90) days after the end of each calendar year, make available to Owner the following reports and statements, having been prepared in accordance with sound accounting principles (as modified at Owner's request and with Owner's approval):

                 (a) a balance sheet and statements of income and expenses as of the end of such year; and

                 (b) a cash flow statement for such year.

         (5) OTHER REPORTS. Asset Manager shall make available to Owner reports listed on Schedule 2.

         (6) SPECIAL REPORTS. Asset Manager shall also, at Owner's expense, provide any other reports, summaries, statements or schedules reasonably requested by Owner.

    Section 2.7 PAYMENT OF COSTS AND EXPENSES. In accordance with the
Business Plan, Asset Manager is authorized to pay out of Asset revenues all of the costs and expenses incurred by Asset Manager in performing its duties hereunder. Asset Manager shall maintain detailed records of all such payments with appropriate cash and disbursement controls in compliance with Owner's requirements.

    Section 2.8 INSUFFICIENCY OF ASSET REVENUES. If the Asset revenues are insufficient to enable Asset Manager to perform its duties, Asset Manager shall notify Owner, specifying the amounts necessary to enable Asset Manager to perform its duties. Owner shall fund such amounts within ten (10) days of the receipt of Asset Manager's notice, failing which, Asset Manager shall be released from all responsibilities for which it has not been provided sufficient funds. Asset Manager shall not be obligated to pay any expense of Owner with Asset Manager's funds to discharge its duties and responsibilities hereunder.

                                   ARTICLE 3
                                 OWNER'S DUTIES

    Section 3.1 INFORMATION AND COOPERATION. Owner shall (1) provide Asset Manager one copy of all files in its possession pertaining to the Assets, (2) furnish Asset Manager with all information in Owner's possession reasonably necessary to enable Asset Manager to perform its duties, and (3) otherwise cooperate with, and assist Asset Manager in, performance of Asset Manager's duties.

    Section 3.2 APPROVAL POLICY. Owner has delivered to Asset Manager a list of those parties empowered to approve matters requiring Owner's approval under this Agreement. Owner may revise such list from time to time by delivering written notice to Asset Manager. Owner shall cooperate with Asset Manager in granting or withholding approvals required under this Agreement in a timely manner. If Asset Manager seeks approval of any matter of Owner hereunder and Owner does not respond to such request for approval within five (5) business days following such request, then Owner shall be deemed to have disapproved the matter in question. When seeking Owner's approval of matters hereunder, Asset Manager shall endeavor to provide such supporting information as may be reasonably necessary to enable Owner to evaluate the matter in question.

    Section 3.3 FUNDING. Owner shall provide all funds required to enable Asset Manager to perform its duties hereunder and for Asset Manager's compensation.

                                   ARTICLE 4
                                  COMPENSATION

    Section 4.1 ASSET MANAGEMENT FEE. For performing its Asset review and management duties, Owner shall pay to Asset Manager a fee equal to a reasonable cost allocation of all salaries, cost and overhead of Asset Manager for the time devoted to performing the duties and services herein described (the "ASSET MANAGEMENT FEE"). The methodology for determining such cost allocation shall be agreed to by Owner and Asset Manager at the time Owner prepares its Business Plan. The Asset Management Fee shall be payable in arrears on or before the twentieth (20th) day of each calendar quarter in respect of the services provided during the preceding quarter and Asset Manager shall provide such reasonable back-up information as requested by Owner.

    Section 4.2 REIMBURSABLE EXPENSES. Without duplication of the items included in the cost allocation determination for the Asset Management Fee, Owner shall reimburse Asset Manager for all expenses incurred by Asset Manager in performing its duties hereunder, including, without limitation, expenses of third parties engaged pursuant to this Agreement; travel and other out-of-pocket expenses; and filing or other fees paid to third parties. Asset Manager shall not be reimbursed for legal fees and expenses relating to the negotiation and preparation of this Agreement.

    Section 4.3 ADDITIONAL SERVICES. If Owner requests Asset Manager to perform services other than those required hereunder, such additional services, if performed, shall be compensated separately on terms agreed upon by Asset Manager and Owner prior to the performance of such services, which terms shall not be (1) less favorable to Asset Manager than the terms under which qualified unaffiliated persons are then performing such services for comparable organizations, or (2) less favorable to Owner than the terms under which Owner could obtain such services from qualified unaffiliated third persons.

    Section 4.4 EMERGENCY EXPENDITURES. Subject to any restrictions set forth in contracts binding against Owner, Asset Manager, Hotel Manager and/or the Property, in case of an emergency, Asset Manager may make expenditures for the preservation of the Assets, repairs to the Assets and other items without Owner's prior written approval if, in the reasonable judgment of Asset Manager, such expenditures are necessary to prevent damage to the Assets or to preserve the health or safety of any person. Asset Manager shall inform Owner of any such expenditures as soon as reasonably practicable but in no event later than the end of the next business day succeeding the date upon which such expenditures are made.

                                   ARTICLE 5
                    LIABILITY INSURANCE AND RISK ALLOCATION

    Section 5.1 FIDELITY BOND. Asset Manager shall, at Owner's expense, maintain a blanket fidelity bond with responsible companies with broad coverage of all officers, employees or other persons acting in any capacity with respect to the Assets or handling funds, money, documents and papers relating to the Assets, insuring Owner against losses including those arising from theft, embezzlement, fraud, or misplacement of funds, money, or documents. The minimum coverage under any such bond shall be at least equal to the amount specified in Schedule 5.

    Section 5.2 LIABILITY INSURANCE. Asset Manager shall, at Owner's expense, maintain comprehensive general liability, automobile liability, workers' compensation and other insurance to protect the interests of Asset Manager and Owner as their interests may appear in connection with the performance of this Agreement in accordance with the coverage, amounts, and deductibles set forth in Schedule 5 (which shall include any requirements contained in loan documents or other legal documents binding against the Assets or the Entities of which Owner notifies Asset Manager).

    Section 5.3 EVIDENCE OF INSURANCE. Upon request, Asset Manager shall provide to Owner certificates of insurance or other proof evidencing the insurance coverage required under this Article 5.

    Section 5.4 MUTUAL WAIVER OF SUBROGATION. Each party waives on behalf of the insurers of such party's property any and all claims or rights of subrogation of any such insurer against the other party hereto for loss or damage to any property so insured.

    Section 5.5  INDEMNIFICATION.

         (1) PARTIES' INDEMNITIES. Subject to Section 5.4, Asset Manager shall indemnify and defend Owner, and Owner's directors, officers and employees from and against any and all loss, cost, damage, liability and expense, including reasonable counsel fees, incurred by Owner, resulting from Asset Manager's gross negligence, willful misconduct, fraud, or breach of this Agreement. Except for the matters against which Asset Manager has afforded Owner indemnity in accordance with the preceding sentence and subject to Section 5.4, Owner shall indemnify and defend Asset Manager, and Asset Manager's directors, officers and employees from and against any and all loss, cost, damage, liability and expense, including reasonable counsel fees, incurred by Asset Manager and resulting from Asset Manager's performance of its duties and obligations in accordance with this Agreement, including those which arise from Asset Manager's negligence. The provisions of this Section 5.5(l) are not in lieu of, but are in addition to, any other rights and obligations of an indemnified party.

         (2) NOTICE. Upon receipt by any party entitled to indemnification under Section 5.5(l) (an "Indemnified Party") of a complaint, claim or other notice of any loss, damage or liability giving rise to a claim for indemnification under Section 5.5(l), such Indemnified Party shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party"), but failure to provide such Notice shall not relieve the Indemnifying Party from its duty to indemnify unless the Indemnifying Party is materially prejudiced by such failure and had no actual knowledge of such complaint, claim or other notice.

         (3) INDEMNIFICATION RIGHTS. With respect to any claim made or threatened against any party for which such party is or may be entitled to indemnification hereunder, the Indemnifying Party shall have the right, upon reasonable prior notice, in its sole discretion and at its sole expense, but subject to the right of any insurance company having an interest in the outcome of such claim to exercise any rights it may have under any applicable insurance coverage, to (a) participate in the investigation, defense and settlement of such claims and (b) control the defense of such claim, including the right to designate counsel and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim, provided that the Indemnifying Party shall have advised the Indemnified Party that such party is entitled to be fully indemnified with respect to such claim. The Indemnified Party and the Indemnifying Party shall cooperate and act in good faith in the conduct of the defense of any claims to be indemnified hereunder.

         (4) SURVIVAL. The terms and provisions of this Section 5.5 shall survive the expiration or termination of this Agreement.

                                   ARTICLE 6
                                      TERM

    Section 6.1 TERM. This Agreement shall commence on the Effective Date and continue unless terminated by either party giving written notice of termination to the other at least 30 days prior to the effective termination date (the "TERM"). The Term is subject to earlier termination as provided below and shall also end as to any particular Asset upon the disposition thereof by Owner to a third party that is not an Affiliate.

    Section 6.2  DUTIES ON TERMINATION OR EXPIRATION.

         (1) ASSET MANAGER'S DUTIES. Upon termination or expiration of this Agreement, as to any Asset or Assets, Asset Manager shall within fifteen (15) days thereafter deliver to Owner complete copies of all books and records of the Assets in question and all funds in possession of Asset Manager belonging to Owner or received by Asset Manager with regard to such Assets. Asset Manager shall also be available for a period of not less than thirty (30) days following termination or expiration to consult with Owner concerning operation of the Assets in question; Asset Manager shall not receive a fee for such consultation, but shall be reimbursed for all costs incurred in connection therewith.

         (2) OWNER'S DUTIES. Owner shall, within five (5) days following the end of the Term compensate Asset Manager for all fees and reimbursements due hereunder through the date of termination or expiration.

                                   ARTICLE 7
                                 MISCELLANEOUS

    Section 7.1 ASSIGNMENT; CHANGE OF OWNERSHIP INTEREST. Asset Manager may not, without the prior written consent of Owner, assign this Agreement, and any transfer, assignment, or other conveyance or exchange of any ownership interest in Asset Manager, other than to an Affiliate (which is hereby permitted), shall be considered an assignment hereunder. Asset Manager may, however, from time to time delegate its duties to Affiliates. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, Asset Manager and Owner and their respective successors and assigns, and all references in this Agreement to "Asset

Manager" and "Owner" shall include the respective successors and assigns of such parties permitted under this Agreement.

         NOTICES. Any notice provided for permitted to be given hereunder shall be in writing and may be given by (1) depositing in the U.S. Mail, postage prepaid and certified with return receipt requested; (2) delivery service; or (3) facsimile transmission. Notice shall be effective upon the earlier of refusal of receipt by addressee or actual receipt at the address of the intended addressee. The addresses of the parties, until changed by notice given as provided herein, shall be as follows:

           Owner:    c/o: Susan T. Groenteman
                     Crow Family Holdings
                     2001 Ross Avenue, Suite 3200
                     Dallas, Texas 75201
                     Telephone No. (214) 863-4265
                     Fax No. (214) 863-4249

   Asset Manager:    2001 Bryan Street, Suite 2300
                     Dallas, Texas 75201
                     Attention: Anne Raymond
                     Telephone No. (214) 863-1266
                     Fax No. (214) 863-1262

                     with copy to:
                     Legal Department
                     2001 Bryan Street, Suite 2300
                     Dallas, Texas 75201
                     Telephone No. (214) 863-1000
                     Fax No. (214) 863-1000

    Section 7.3 NUMBER: GENDER; CAPTIONS; AND REFERENCES. Pronouns, wherever used, and whatever gender, shall include natural persons, corporations, and associates of every kind and character and the singular shall include the plural wherever and as often as may be appropriate. Section headings are for convenience of reference and shall not affect the construction or interpretation of this Agreement. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement, they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision. Any reference to a particular "section" shall be construed as referring to the indicated section of this Agreement. The term "including" shall mean "including, without limitation", except where the context otherwise specifically requires.

    Section 7.4 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    Section 7.5 NO WAIVER OF DEFAULT. The failure by Owner or Asset Manager to insist upon the strict performance of any one of the terms or conditions of this Agreement or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as waiver or relinquishment for the future of that term, condition, right, remedy or election, which shall continue and remain in full force and effect. All rights and remedies that Owner or Asset Manager may have at law, in equity or otherwise for any breach of any term or condition of this Agreement shall be distinct, separate and cumulative rights and remedies and no one of them shall be deemed to be in exclusion of any other right or remedy of Owner or Asset Manager.

    Section 7.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the entire agreement between the parties with respect to the matters herein contained and any agreement hereafter made shall be ineffective unless made in writing and signed by the parties hereto. No provision of this Agreement shall be modified, waived or terminated except by an instrument in writing signed by the party against whom such modification, waiver or termination is to be enforced.

    Section 7.7 COMPETITION. Nothing in this Agreement will prevent the Asset Manager or Owner from, directly or indirectly, engaging in the ownership, financing, leasing, operation, management, brokerage, development, or sale of real property, including projects similar to the Assets and whether or not competitive with the Assets.

    Section 7.8 GOVERNING LAW. This Agreement shall be governed by and constructed in accordance with the laws of the State of Texas.

    Section 7.9 ATTORNEYS' FEES. Should either party employ attorneys to enforce the provisions hereof or to recover damages for the breach of this Agreement, the non-prevailing party in any such action agrees to pay the prevailing party all reasonable costs, damages and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection therewith.

    Section 7.10 RELATIONSHIP OF THE PARTIES. The relationship of Owner and Asset Manager shall be that of principal and agent, and nothing contained in this Agreement, nor any acts of the parties shall create the relationship of a partnership or a joint venture, or cause the Asset Manager to be responsible in any way for the debts or obligations of Owner or any other party.

    Section 7.11  REPRESENTATIONS AND WARRANTIES.

         (1) ASSET MANAGER. Asset Manager represents and warrants to Owner that
(a) Asset Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted and to execute, deliver and perform this Agreement; (b) the execution, delivery and performance by Asset Manager of this Agreement is within its power, has been authorized by all necessary corporate action and does not contravene any provision of its organizational documents; (c) this Agreement has been duly executed and delivered by a person authorized to do so on Asset Manager's behalf, and (d) this Agreement constitutes the valid and binding obligation of Asset Manager.

         (2) OWNER. Owner represents and warrants to Asset Manager that (a) Owner is a limited partnership, duly organized and validly existing under the laws of the State of Texas, and has all requisite power and authority to carry on its business as now conducted and to execute, deliver and perform this Agreement; (b) the execution, delivery and performance by Owner of this Agreement is within its power, has been authorized by all necessary partnership action and does not contravene any provision of its organizational documents;
(c) this Agreement has been duly executed and delivered by a person authorized to do so on Owner's behalf; and (d) this Agreement constitutes the valid and binding obligations of Owner.

    Section 7.12 CONFIDENTIALITY. Owner and Asset Manager shall keep confidential all information obtained by one from the other in connection with this Agreement. The parties shall not disclose such information to any person (other than their respective agents, representatives and legal counsel), unless specifically authorized in writing by the other party or if disclosure is required by subpoena, court order, judicial decree, or law, or is otherwise required to enable Asset Manager to perform its duties. This confidentiality obligation shall not be binding on any party with respect to information in the public domain or information that enters the public domain through no fault of that party. The provisions of this Section 7.12 shall survive the expiration or termination of this Agreement.

    Section 7.13 LIABILITY OF OWNER. Asset Manager shall look solely to Owner's interest in the Assets and Entities subject to this Agreement at the time any such claim accrued for recovery of any judgment or claim against Owner relating or arising out of this Agreement, and Owner, its partners, officers, directors, shareholders, agents and representatives shall not be liable otherwise for any claim of Asset Manager arising out of or relating to this Agreement.

    Section 7.14 LIABILITY OF ASSET MANAGER. Owner shall look solely to Asset Manager's corporate assets for recovery of any judgment or claim against Asset Manager relating or arising out of this Agreement, and Asset Manager's officers, employees, directors, shareholders, agents and representatives shall not be liable for any claim of Owner arising out of or relating to this Agreement.

    Section 7.15 COUNTERPARTS. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

    Executed as of the day and year first above written.

OWNER:                        PLAYHOUSE SQUARE HOTEL L.P.

                              By: Playhouse Partners LP, its general partner

                              By: Playhouse Square Corporation, its
                                  general partner

                              By:   /s/ ERIC A. DANZIGER
                                 -----------------------------------------------
                              Name:     Eric A. Danziger
                                   ---------------------------------------------
                              Title:    Vice President
                                    --------------------------------------------

ASSET MANAGER:                WYNDHAM HOTEL CORPORATION,
                              A DELAWARE CORPORATION

                              By:   /s/ ERIC A. DANZIGER
                                 -----------------------------------------------
                              Name:     Eric A. Danziger
                                   ---------------------------------------------
                              Title:    Vice President
                                    --------------------------------------------

                                   SCHEDULE 2

                OWNERSHIP ACCOUNTING AND REPORTING REQUIREMENTS

         *   Monthly and Quarterly Tax and Legal Processing

         *   Quarterly Capital Transaction Report

         *   Annual Accrual Financial Statements

         *   Asset Reserve Estimation as needed

         *   Quarterly Pool Cash Forecast for Real Estate Operations

         *   Annual Database Update

         *   Annual Budgetary Process

         *   Annual Tax Return Preparation

         *   Quarterly Estimate of Crow Equity and Liability

         * Monthly EAB cash report and, where applicable, mortgage payment cash flow reporting

         * Annual valuation of each Crow Asset on the Estimated Value Balance Sheet (EVBS) Basis

                               LIST OF SCHEDULES

         Schedule 1               Assets List

         Schedule 2.2             Form of Business Plan

         Schedule 2.11(b)         Form of Monthly Report

         Schedule 2.11(c)         Form of Quarterly Report

         Schedule 5               List of Insurance Coverage

                               SCHEDULE 2.11(b)

                             FORM OF MONTHLY REPORT

             BALANCE SHEET                 See Schedule 2.11(c)

             INCOME STATEMENT              See Schedule 2.11(c)

             CASHFLOW STATEMENT            See Schedule 2.11(c)

                               SCHEDULE 2.11(c)

                            FORM OF QUARTERLY REPORT

                  BALANCE SHEET                ATTACHED

                  INCOME STATEMENT             ATTACHED

                  CASHFLOW STATEMENT           ATTACHED

                                   SCHEDULE 5

                           LIST OF INSURANCE COVERAGE

                          FIDELITY BOND                $

                          LIABILITY INSURANCE          $

                               SCHEDULE A


       The Company has entered into Asset Management Agreements identical to the Asset Management Agreement filed as Exhibit 10.23 with the following parties:

1. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Waterfront Hotel Associates.

2. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Novi Garden Hotel Associates.

3. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Atlanta Midtown Associates.

4. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Pleasanton Garden Hotel Associates.

5. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Itasca Hotel Company.

6. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and CLC Limited Partnership.

7. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Houston Greenspoint Hotel Associates.

8. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and CFP Riverfront.

9. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and MTD Associates.

10. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel Bel Age Associates.

11. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Franklin Plaza Associates.

12. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Bristol Hotel Associates.

13. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners XI.

14. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners X.

15. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners IX.

16. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners VIII.

17. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners VII.

18. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners VI.

19. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners V.

20. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners IV.

21. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners III.

22. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners II.

23. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Hotel & Convention Center Partners I.

24. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and WHC-LG Hotel Associates LP.

25. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Crow Los Patios, Ltd.

26. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Crow Exchange, Inc.

27. Asset Management Agreement dated May 21, 1996 between Wyndham Hotel Corporation and Beverly Heritage Associates.